As filed with the Securities and Exchange Commission on June 24, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Takeda Yakuhin Kogyo Kabushiki Kaisha

(Exact Name of Registrant as Specified in its Charter)

Takeda Pharmaceutical Company Limited

(Translation of Registrant’s Name into English)

Japan

(State or Other Jurisdiction of Incorporation or Organization)

None

(I.R.S. Employer Identification Number)

1-1, Nihonbashi Honcho 2-chome

Chuo-ku, Tokyo 103-8668

Japan

(81-3-3278-2306)

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Takeda Pharmaceuticals U.S.A., Inc.

99 Hayden Avenue, Lexington, MA 02421 U.S.A.

(1-617-349-0200)

(Name, Address and Telephone Number of Agent for Service)

Copies To:

Keiji Hatano Sullivan & Cromwell LLP Otemachi First Square 5-1, Otemachi 1-chome Chiyoda-ku, Tokyo 100-0004, Japan +81-3-3123-6171	Alan Cannon Simpson Thacher & Bartlett LLP Ark Hills Sengokuyama Mori Tower 9-10, Roppongi 1-Chome Minato-ku, Tokyo, 106-0032, Japan +81-3-5562-6212

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Aggregate Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Senior Debt Securities

(1)

An indeterminate aggregate initial offering price or number of the securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Takeda Pharmaceutical Company Limited

Senior Debt Securities

We, Takeda Pharmaceutical Company Limited, a joint stock corporation incorporated under the laws of Japan, from time to time may offer to sell our senior debt securities (the “senior debt securities”). This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

We may offer and sell the senior debt securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement or free writing prospectus. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

You should carefully consider the information contained under the heading “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and any additional risk factors incorporated by reference into this prospectus or contained in any applicable prospectus supplement(s) before you invest in any of our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 24, 2020.

You should rely only on the information contained in or incorporated by reference into this prospectus, in any prospectus supplement or in any free writing prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus. We are offering to sell the senior debt securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the senior debt securities.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the senior debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the senior debt securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the senior debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” in this prospectus before purchasing any of our securities.

The term “Takeda” refers to Takeda Pharmaceutical Company Limited. The terms the “Company,” “we”, “our”, and “us” refer to Takeda and, unless the context requires otherwise, will include Takeda’s consolidated subsidiaries. “Shire” refers to Shire plc (or, following its re-registration as a private company under the law of Jersey on May 31, 2019, Shire Limited) and, unless the context indicates otherwise, will include Shire’s consolidated subsidiaries.

Our audited consolidated financial statements as of and for the fiscal years ended March 31, 2018, 2019 and 2020, which are incorporated by reference into this prospectus, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The term IFRS also includes International Accounting Standards (“IAS”) and the related interpretations of the committees (Standard Interpretations Committee and International Financial Reporting Interpretations Committee). Unless otherwise stated or otherwise required by the context, our financial statements are denominated in Japanese yen, the legal tender of Japan. The audited consolidated financial statements of Shire as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 are incorporated by reference into this prospectus. The consolidated financial statements of Shire are prepared in accordance with accounting principles generally accepted in the United States. Therefore, our results of operations are not directly comparable with those of Shire.

When we refer to “yen” or “¥”, we mean Japanese yen. When we refer to “$”, we mean U.S. dollars. When we refer to “EUR” or “€”, we mean Euros. In this prospectus, any prospectus supplement and any free writing prospectus, yen figures and percentages have been rounded to the figures shown, unless otherwise specified. In tables and graphs with rounded figures, sums may not add up due to rounding. This prospectus is part of a registration statement on Form F-3 which we filed with the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the senior debt securities described in this prospectus in one or more offerings.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus and the information incorporated by reference in this prospectus include forward-looking statements regarding the intent, belief, current expectations and targets of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. You should not place undue reliance on any of these statements.

Words such as “may,” “will,” “should,” “would,” “expect,” “intend,” “project,” “plan,” “aim,” “seek,” “target,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. Should one or more of these risks or uncertainties materialize, our actual results may differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. When evaluating forward-looking statements, you should carefully consider the risk factors and other information contained in or incorporated by reference in this prospectus, as well as the risk factors relating to us, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement or free writing prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our corporate website is https://www.takeda.com/.

We have filed with the SEC a registration statement on Form F-3 relating to the senior debt securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s internet site noted above.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “TAK.”

Incorporation of Documents by Reference

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.

We are incorporating by reference (i)  our annual report on Form 20-F for the fiscal year ended March 31, 2020 filed with the SEC on June 24, 2020 and (ii) our current report on Form 6-K submitted to the SEC on June 24, 2020 (containing Shire’s audited consolidated financial statements as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018). All annual reports on Form 20-F filed with the SEC after the date of this prospectus will be incorporated by reference to this prospectus. In addition, our current reports on Form 6-K submitted to the SEC after the date of this prospectus (or portions thereof) will be incorporated by reference in this prospectus if such reports expressly state that we incorporate them (or such portions) by reference in this prospectus.

Each person, including any beneficial owner, to whom this prospectus is delivered may request a copy of items incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices at Takeda Pharmaceutical Company Limited, 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8668 Japan; Telephone: 81-3-3278-2306.

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our website.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

We are a joint stock corporation incorporated under the laws of Japan. We are a global, values-based, research and development driven biopharmaceutical company with operations in approximately 80 countries. For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F filed with the SEC.

OFFERING INFORMATION

We may sell an indeterminate amount of senior debt securities from time to time through negotiated transactions with underwriters or with other persons, through a combination of such methods of sale or otherwise, including private sales. See “Plan of Distribution.” We may sell senior debt securities at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by agreement between us and underwriters, brokers, dealers or agents, or purchasers. For further information about the senior debt securities, see “Description of Senior Debt Securities”.

RISK FACTORS

Before making a decision to invest in our debt securities, you should carefully consider the risks described under “Risk Factors” in our most recent annual report on Form 20-F and in any updates to those risk factors in our reports on Form 6-K incorporated herein and in the applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we refer you, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the senior debt securities described in this prospectus for general corporate purposes, unless otherwise described in the applicable prospectus supplement or free writing prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table shows our capitalization and indebtedness as of March 31, 2020.

This table should be read together with our consolidated financial statements, including the notes thereto, and the other financial data appearing elsewhere, or incorporated by reference, in this prospectus.

As of March 31, 2020
(billions of yen)
Short-term Debt:
Current portion of bonds and loans	¥586.8

Long-term Debt:
Non-current portion of bonds and loans	4,506.5

Equity:
Share capital
Authorized—3,500,000,000 shares;
Issued—1,576,373,908 shares	1,668.1
Share premium	1,680.3
Treasury shares	(87.5)
Retained earnings	1,370.0
Other components of equity	92.6

Equity attributable to owners of the Company	4,723.5
Non-controlling interests	4.0

Total equity	¥4,727.5

Total capitalization and indebtedness	¥9,234.0

DESCRIPTION OF SENIOR DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior debt securities that we may offer under this prospectus. The specific terms and provisions of a particular series of senior debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the senior debt securities. It is qualified in its entirety by the provisions of the indenture (as described below) and the senior debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.

When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Takeda Pharmaceutical Company Limited, excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.

General

We may issue senior debt securities from time to time, in one or more series under an indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part (the “indenture”), to be entered into between us and The Bank of New York Mellon, a banking corporation organized under the laws of the New York, as trustee (the “trustee”).

The indenture provides that we may issue senior debt securities up to an aggregate principal amount as we may authorize from time to time. The indenture does not limit the amount of senior debt securities that we may issue thereunder, nor contains any limitations on the amount of other indebtedness or other liabilities that we or any of our subsidiaries may incur.

The senior debt securities of each series will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of senior debt securities being offered. Such information may include:

•	the specific designation;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the senior debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•	the date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the senior debt securities;

•	any additional redemption provisions and any repayment, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the senior debt securities in definitive form and under what terms and conditions;

•	any agents for the senior debt securities, including depositaries, authenticating or paying agents, transfer agents or registrars;

•	whether certain payments on the senior debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty;

•	any selling restrictions applicable to the offer, sale or delivery of the senior debt securities;

•	material U.S. federal or Japanese tax considerations;

•	any listing of the senior debt securities on a securities exchange; and

•

any other specific terms of the senior debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations.

The senior debt securities may be issued as original issue discount senior debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Further Issuances

We reserve the right, from time to time, without the consent of the holders of the senior debt securities of a particular series, to issue additional senior debt securities on terms and conditions identical to those of the original senior debt securities of such series (other than the issue date, the issue price and, in some cases, the first interest payment date), which additional senior debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the outstanding senior debt securities of the relevant series; provided that if any additional senior debt securities are not fungible with the outstanding senior debt securities of the relevant series for U.S. federal income tax purposes, such additional senior debt securities will be issued as a separate series under the indenture and will have a separate “CUSIP” or similar identifying number from the outstanding senior debt securities of the relevant series.

Repurchases

We, or any subsidiary of ours, may at any time purchase any or all of the senior debt securities in the open market or otherwise at any price. Subject to applicable law, neither we nor any subsidiary of ours shall have any obligation to offer to purchase any senior debt securities held by any holder as result of our or such holder’s purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Any senior debt security so repurchased by us or any subsidiary of ours shall be cancelled.

Taxation and Additional Amounts

All payments of principal and interest in respect of the senior debt securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law or by the authority. In such event, we shall pay such additional amounts as will result in the receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any senior debt securities under any of the following circumstances:

(i)

the holder or beneficial owner of the senior debt securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of such senior debt securities by reason of its (A) having some present or former connection with Japan other than the mere holding of such senior debt securities or (B) being a person having a special relationship with us (a “specially-related person of ours”) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (together with the cabinet order thereunder (Cabinet Order No. 43 if 1957, as amended), the “Act on Special Taxation Measures”);

(ii)

the holder or beneficial owner of the senior debt securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the relevant paying agent to whom the relevant senior debt securities are presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;

(iii)

the holder or beneficial owner of the senior debt securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) that complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly, through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to taxes to be withheld or deducted by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on such senior debt securities through a payment handling agent in Japan appointed by it);

(iv)

the senior debt securities is presented for payment (where presentation is required) more than 30 days after the day on which such payment on the senior debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

(v)

the holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any senior debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such senior debt security; or

(vi)	any combination of (i) through (v) above.

For the avoidance of doubt, none of us, the trustee, any paying agent or any other person shall be required to pay any additional amounts with respect to any withholding or deduction imposed on or in respect of any senior debt security pursuant to Sections 1471 to 1474 of the Internal Revenue Code of 1986, as amended, commonly referred to as FATCA, any treaty, law, regulation or other official guidance implementing FATCA, or any agreement between us, the trustee, a paying agent or any other person and the United States, any other jurisdiction, or any authority of any of the foregoing implementing FATCA.

Where the senior debt securities are held through a participant of an international clearing organization or a financial intermediary (a “Participant”), in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is (a) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (b) a Japanese financial institution or a Japanese financial instruments business operator (each, a “Designated Financial Institution”) falling under certain categories prescribed by the Act on Special Taxation Measures, all in accordance with the Act on Special Taxation Measures, such beneficial owner must, at the time of entrusting a Participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Act on Special Taxation Measures (“Interest Recipient Information”) to enable the Participant to establish that such beneficial owner is exempted from the requirement for taxes to be withheld or deducted, and advise the Participant if the beneficial owner ceases to be so exempted (including the case where a beneficial owner that is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

Where senior debt securities are not held by a Participant, in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is (a) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (b) a Designated Financial Institution, all in accordance with the Act on Special Taxation Measures, such beneficial owner must, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in a form obtainable from the paying agent stating, inter alia, the name and address of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

By subscribing for the senior debt securities, an investor will be deemed to have represented that it is a “Gross Recipient” for Japanese tax purposes.

We will make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. We will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment, fee or other governmental charge, and if certified copies are not available, we will use reasonable efforts to obtain other evidence satisfactory to the trustee, and the trustee shall make such certified copies or other evidence available to the holders or the beneficial owners of the senior debt securities upon reasonable request to the trustee.

The obligation to pay additional amounts with respect to any taxes, duties, assessments and other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal or interest on the senior debt securities; provided that, except as otherwise set forth in the senior debt securities and in the indenture, we will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the indenture or as a consequence of the initial issuance, execution, delivery, registration or enforcement of the senior debt securities.

References to principal or interest in respect of the senior debt securities shall be deemed to include any additional amounts due which may be payable as set forth in the senior debt securities and the indenture.

Optional Tax Redemption

Any series of senior debt securities may be redeemed at any time, at our option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of such series of senior debt securities together with interest accrued to the date fixed for redemption and any additional amounts thereon, if we have been or will be obliged to pay any additional amounts with respect to such series as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of such senior debt securities or (b) after the completion of any Succession Event (as defined below), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be (an “Additional Amounts Event”).

Prior to the publication of any notice of such redemption, we shall deliver to the trustee (i) a certificate signed by an authorized officer stating that the conditions precedent to our right to so redeem have been fulfilled and (ii) an opinion of independent legal advisors of recognized standing confirming that an Additional Amounts Event has occurred. The trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders.

No notice of redemption for an Additional Amounts Event shall be given sooner than 90 days prior to the earliest date on which we would actually be obliged to pay such additional amounts on payment with respect to the senior debt securities.

Events of Default and Rights of Acceleration

The indenture provides holders of our senior debt securities with certain remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become subject to certain bankruptcy or insolvency events. Holders of our senior debt securities should review the indenture and understand what constitutes an event of default and what does not.

An event of default with respect to a series of senior debt securities is defined under the indenture as any one or more of the following events having occurred:

(a)	We default for more than seven days in the payment of principal when due or for more than 30 days in the payment of interest in respect of any of the senior debt securities of such series;

(b)

We default in the performance or observance of any covenant, condition or provision contained in the senior debt securities of such series or in the indenture for a period of 90 days after written notification requesting that we remedy such default shall first have been given to us (and to the trustee in the case of notice by the holders referred to below) by the trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series;

(c)

We become bound as a consequence of a default by us in our obligations in respect of any indebtedness for borrowed moneys having a total principal amount then outstanding of at least $200,000,000 (or its equivalent in any other currency or currencies) contracted or incurred by us prematurely to repay the same, or we have defaulted in the repayment of any such indebtedness contracted or incurred by us at the later of the maturity thereof or the expiration of any applicable grace period therefor, or we have failed to pay when properly called upon to do so, and after the expiration of any applicable grace period, any guarantee contracted or incurred by us of any such indebtedness in accordance with the terms of any such guarantee; provided, however, that, prior to any judgment, if we cure any such default under such indebtedness, or it is waived by the holders of such indebtedness, in each case as may be permitted under the terms of such indebtedness, then such event of default shall be deemed to have been thereupon cured or waived;

(d)

A final and non-appealable order of a court of competent jurisdiction is made or an effective resolution of us is passed for our winding-up or dissolution except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or the corporation formed as a result thereof effectively assumes our entire obligations under the indenture in relation to the senior debt securities of such series;

(e)

An encumbrancer shall have taken possession, or a trustee or receiver shall have been appointed, in bankruptcy, civil rehabilitation, reorganization or insolvency of us, of all or substantially all of our assets and undertakings and such possession or appointment shall have continued undischarged and unstayed for a period of 60 days;

(f)

We stop payment (within the meaning of the bankruptcy law of Japan) or (otherwise than for the purposes of such a consolidation, amalgamation, merger or reconstruction) cease to carry on business or are unable to pay our debts generally as and when they fall due;

(g)

A decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent, or approving a petition seeking with respect to us reorganization or liquidation under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(h)

We initiate or consent to proceedings relating to us under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan or shall make a conveyance or assignment for the benefit of, or shall enter into any composition with, our creditors generally; or

(i)

Any other event of default provided for in a supplemental indenture to the indenture or in the applicable senior debt securities, as may be specified in the applicable prospectus supplement or free writing prospectus.

Under the indenture, the trustee shall be required to give notice by mail or in accordance with the procedures of the relevant clearing system or depositary to the holders of the relevant series of the senior debt securities of all defaults known to the trustee that have occurred with respect to such series. The trustee shall be required to transmit the notice within 90 days of such occurrence of an event of default, unless the defaults have been cured before transmission of such notice.

The indenture provides that if an event of default with respect to a series of senior debt securities occurs and is continuing, then in every such case (other than an event of default specified in (g) or (h) above) the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of each affected series may declare the principal amount of all of the senior debt securities of such affected series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount shall become immediately due and payable. Notwithstanding the foregoing, in the case of an event of default arising under subsection (g) or (h) above with respect to us, the principal of and interest on all outstanding senior debt securities will become immediately due and payable without further action or notice.

Waiver of Default

The holders of a majority in aggregate principal amount of the outstanding senior debt securities of all affected series then outstanding under the indenture relating to such senior debt securities (voting together as a single class) also have the right to waive any past event of default and its consequences, except a default in the payment of the principal of or interest on any senior debt securities or a default in respect of a covenant or a provision of the indenture that cannot be modified or amended without the consent of the holder of each senior debt security affected thereby.

Merger, Consolidation, Sale or Disposition

The indenture provides that we may not merge or consolidate into any other corporation, entity or person (if we are not the continuing entity), or sell, lease or dispose of our properties and assets substantially as an entirety (including by way of a corporate split (kaisha bunkatsu)), whether as a single transaction or a number of transactions, related or not, to any other corporation, entity or person unless:

•

the corporation, entity or person assumes or succeeds our obligations under all series of the senior debt securities and the indenture (and, if such corporation, entity or person is organized in a jurisdiction other than Japan, agrees to pay any additional amounts in respect of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of such corporation, entity or person, or any authority therein or thereof having power to tax, corresponding to the obligation to pay additional amounts as described under “—Taxation and Additional Amounts” substituting such jurisdiction for references to “Japan”), and

•

after giving effect thereto, no event of default with respect to any series of the senior debt securities under the indenture shall have occurred and be continuing (such permitted transaction, a “Succession Event”).

Negative Pledge

So long as any senior debt securities under the indenture remain outstanding, we will not, and will procure that none of our Principal Subsidiaries (as defined below) will, create or permit to subsist any Lien (as defined below) on any of our, or, as the case may be, our Principal Subsidiaries’, property, assets or revenues, present or future, to secure, for the benefit of the holders of Public External Indebtedness (as defined below), payment of any sum owing in respect of any such Public External Indebtedness, any payment under any guarantee of any such Public External Indebtedness or any payment under any indemnity or other like obligation relating to any such Public External Indebtedness, unless contemporaneously therewith effective provision is made to secure all senior debt securities under the indenture equally and ratably with such Public External Indebtedness with a similar Lien on the same property, assets or revenues securing such Public External Indebtedness for so long as such Public External Indebtedness are secured by such Lien.

“Principal Subsidiary” means any subsidiary (i) whose revenue, as shown by the latest audited financial statements of such subsidiary, constitute at least 10% of the consolidated revenue of us and our consolidated subsidiaries as shown by our latest audited consolidated financial statements or (ii) whose gross assets, as shown by the latest audited financial statements of such subsidiary, constitute at least 10% of the gross assets of us and our consolidated subsidiaries as shown on our latest audited consolidated financial statements.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset and any other right of or arrangement with any creditor to have its claims satisfied out of any property or assets, or the proceeds therefrom, prior to any general creditor of the owner thereof.

“Public External Indebtedness” means bonds, debentures, notes or other similar investment securities of ours or any other person evidencing indebtedness with a maturity of not less than one year from the issue date thereof, or any guarantees thereof, which are (a) either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside of Japan by or with the authorization of the issuer thereof; and (b) for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded, in each case primarily, on a stock exchange or over-the-counter or other securities market outside Japan.

Paying Agents

Whenever we appoint a paying agent to make payments required under the indenture and the relevant series of senior debt securities, such paying agent will hold all sums received by it for the payment of the principal and interest on the securities in trust for the benefit of the holders of the senior debt securities and will make payments to such holders as provided for in the indenture and the senior debt securities.

Indemnification of Judgment Currency

We will indemnify each holder of a senior debt security to the full extent permitted by applicable law against any loss incurred by the holder as a result of any judgment or order being given or made for any amount due under such senior debt security and the judgment or order being expressed and paid in a currency, referred to as judgment currency, other than U.S. dollars or euros, as the case may be, and as a result of any variation as between (a) the rate of exchange at which the U.S. dollar or euro, as the case may be, is converted into the judgment currency for the purpose of the judgment or order and (b) the spot rate of exchange in The City of New York, in the case of U.S. dollars, and London, in the case of euros, at which the holder on the date that payment is made pursuant to the judgment or order is able to purchase U.S. dollars or euros, as the case may be, with the amount of the judgment currency actually received by the holder.

Satisfaction and Discharge

We may terminate all of our obligations under the indenture (except as to any surviving rights of registration of transfer or exchange of senior debt securities expressly provided for in the indenture) when:

(1)    either: (A) all senior debt securities theretofore authenticated and delivered have been delivered to the trustee for cancellation; or (B) all such senior debt securities not theretofore delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their maturity date within one year, or (iii) are to be called for redemption under the indenture within one year; and we, in the case of (i), (ii) or (iii) above, have deposited or caused to be deposited with the trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such senior debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of senior debt securities which have become due and payable) or to the date of redemption, as the case may be;

(2)    we have paid or caused to be paid or made provision satisfactory to the trustee for the payment of all other sums payable under the indenture by us; and

(3)    we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver

Modification and amendment of the senior debt securities of any series and the indenture may be made by us and the trustee with the written consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of each affected series; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding senior debt security affected thereby:

(i)	change the maturity date of the principal or payment date of any interest or change any obligation of ours to pay any additional amounts;

(ii)	reduce the principal amount of, or rate of interest on, any senior debt securities;

(iii)	change the redemption date or price at which senior debt securities are redeemed;

(iv)	affect the rights of holders of less than all the outstanding senior debt securities;

(v)	change the place of payment where, or the coin or currency in which, any note or interest thereon is payable; or

(vi)	impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any senior debt securities on or after the date when due;

provided, further, that no such modification may, without the consent of the holders of all senior debt securities of the affected series outstanding at the time, alter the respective percentages of outstanding senior debt securities necessary, pursuant to the indenture, to modify the terms of the senior debt securities, waive past defaults or accelerate the payment of the principal amount of the senior debt securities.

It shall not be necessary for any act of holders under the relevant section of the indenture to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

Notwithstanding the foregoing, without the consent of any affected holders of the senior debt securities, we and the trustee, at any time and from time to time, may enter into one or more indentures supplemental to the indenture, in form satisfactory to the trustee, for any of the following purposes:

(i)	to evidence the succession of another corporation, entity or person to us and the assumption by any such successor of our covenants in the indenture and the senior debt securities;

(ii)	to add to our covenants or to surrender any right or power in the indenture conferred upon us for the benefit of the holders of the senior debt securities;

(iii)	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

(iv)

to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interests of the holders of the senior debt securities in any material respect;

(v)	to make any other change that does not adversely affect the interests of the holders of the senior debt securities in any material respect; or

(vi)	to comply with requirements of the SEC in order to effect or maintain the qualification hereof under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Trustee

Unless otherwise specified in connection with a particular offering of senior debt securities, The Bank of New York Mellon will serve as the trustee.

Any trustee appointed pursuant to the indenture will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act.

The indenture provides that during the existence of an event of default with respect to the senior debt securities, the trustee will exercise the rights and powers vested in it by the indenture, and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of an event of default with respect to the senior debt securities, the trustee need only perform the duties specifically set forth in the indenture or in the Trust Indenture Act.

The indenture and the Trust Indenture Act contain limitations on the rights of the trustee under the indenture, should it be or become a creditor of ours, to obtain payment of claims. The trustee is not precluded from engaging in other transactions, provided that if it has or acquires any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, it must eliminate such conflict or resign.

The trustee will be under no obligation to exercise any rights or powers vested in it by the indenture at the request or direction of any holder, unless such holders have offered to the trustee security and/or indemnity satisfactory to it against the costs, expenses (including the properly incurred fees and expenses of its counsel) and liabilities which might be incurred by it in compliance with such request or direction.

Successor Trustee

Any successor trustee appointed pursuant to the terms of the indenture shall have a combined capital and surplus of not less than $50,000,000 and shall be a bank or trust company organized and doing business under the laws of the United States or of the State of New York, in good standing and having an office in the Borough of Manhattan, The City of New York. No person may accept its appointment as a successor trustee unless at the time of such acceptance such successor trustee is qualified and eligible under the indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The indenture provides that any money deposited by us with the trustee or a paying agent in trust for payment of principal of or interest and any additional amounts on any senior debt securities which remains unclaimed for two years after such principal, interest or additional amounts have become due and payable and paid to the trustee shall, upon our written request, be repaid to us and all liability of the trustee or such paying agent with respect to such payments will cease, and to the extent permitted by law, the holder of that note shall thereafter look only to us for payment thereof as a general unsecured creditor.

Governing Law; Consent to Jurisdiction and Service of Process; Communications

The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

We have irrevocably submitted to the non-exclusive jurisdiction of the courts of any New York State or United States federal court sitting in the Borough of Manhattan, The City of New York with respect to any action that may be brought in connection with the indenture or the senior debt securities. As long as any of the senior debt securities remain outstanding, we will at all times have an authorized agent upon whom process may be served in any action arising out of or relating to the indenture or the senior debt securities. We have appointed or will appoint Takeda Pharmaceuticals U.S.A., Inc. as our agent for such purpose.

The indenture provides that if any holder of a senior debt securities applies in writing to the trustee for information for the purpose of communicating with other holders of the senior debt securities, the trustee must, upon satisfaction of certain conditions by such applicant, either afford such applicant access to such information or mail copies of the communication prepared by such applicant to the registered holders of the senior debt securities, at the expense of such applicant.

Limitation on Suits

Other than the right to institute a suit for the enforcement of the payment of principal of, or interest on (including, in each case, any additional amounts, if applicable), any senior debt securities after the applicable due date specified in the senior debt securities, no holder of any senior debt securities has any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default;

•

the holders of not less than 25% in aggregate principal amount of the senior debt securities of each affected series shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee;

•	such holder or holders have offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the senior debt securities of each affected series.

Undertaking for Costs

The indenture provides that in any suit for the enforcement of any right or remedy under the indenture or against the trustee for any action taken, suffered or omitted by it as trustee, other than a suit instituted by us, the trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the outstanding senior debt securities of a series, or by any holder for the enforcement of the payment of the principal of or interest on any outstanding note on or after the due date expressed in such note, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit.

Form, Book-entry and Transfer

Each series of senior debt securities will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the senior debt securities, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.

We will cause to be maintained offices or agencies where the senior debt securities may be presented for registration of transfer or for exchange, each, a transfer agent.

We will cause to be kept for the senior debt securities a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of such senior debt securities and registration of transfers of such securities. We, the trustee and any agent of ours or the trustee may treat the person in whose name any senior debt security is registered as the absolute owner of such senior debt security for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a senior debt security, subject to the restrictions contained in the senior debt securities and in the relevant indenture, such senior debt security may be transferred or exchanged for a like aggregate principal amount of senior debt security of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the trustee’s office. Any senior debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the trustee, duly executed by the holder thereof or its attorney duly authorized in writing. Senior debt securities issued upon any such transfer will be executed by us and authenticated by or on behalf of the trustee, registered in the name of the designated transferee or transferees and delivered at the trustee’s office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.

We may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. We will cause notice of any resignation, termination or appointment of the trustee or any transfer agent, and of any change in the office through which any transfer agent will act, to be provided to holders of the senior debt securities.

Global Securities

The senior debt securities will be initially represented by one or more global certificates in fully registered form without interest coupons, or the global securities. The global securities will be deposited upon issuance with a custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream. Each of DTC, Euroclear and Clearstream is referred to as a depositary.

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Accordingly, the sole holder of the senior debt securities represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the senior debt securities will be exercisable by beneficial owners of the senior debt securities only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive senior debt securities except in the limited circumstances described below under “—Exchanges of Global Securities for Definitive Senior Debt Securities.”

Exchanges of Global Securities for Definitive Senior Debt Securities

A beneficial interest in a global security may not be exchanged for a definitive senior debt security unless (i) DTC notifies us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the indenture, and we do not appoint a successor depositary within 90 days or (ii) there shall have occurred and be continuing an event of default with respect to the senior debt securities. All definitive senior debt securities issued in exchange for a global security or any portion thereof shall be registered in such names as DTC shall direct.

Depositary Procedures

As long as DTC or its nominee is the registered holder of global securities, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the senior debt security represented by such global securities for all purposes under the relevant indenture and the senior debt security, and, accordingly, our obligations under the senior debt securities represented by such global securities are to DTC or its nominee, as the case may be, as the registered holder of such senior debt securities, and not to the holders of beneficial interests in such senior debt securities.

Transfer of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.

Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect DTC participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of DTC participants and indirect DTC participants. DTC has also advised that, pursuant to its established procedures, upon deposit of the global securities, DTC will credit the accounts of DTC participants designated by the initial purchasers with portions of the principal amount of such global securities and ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC participants) or by DTC participants and indirect DTC participants (with respect to other owners of beneficial interests in the global securities).

Investors in the senior debt securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through DTC participants. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of DTC participants, which in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having beneficial interests in global securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. See “—Global Securities—Exchanges of Global Securities for Definitive Senior Debt Securities.”

Except as described above under “—Global Securities—Exchanges of Global Securities for Definitive Senior Debt Securities,” owners of interests in global securities will not have senior debt securities registered in their name, will not receive physical delivery of senior debt securities and will not be considered the registered owners or holders thereof for any purpose.

Payments in respect of global securities registered in the name of DTC or its nominee will be payable by the paying agent for the relevant senior debt securities to DTC or to the order of its nominee as the registered owner of the global securities. The paying agent will treat the persons in whose names the global securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor any agent of ours has or will have any responsibility or liability for any aspect of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to the beneficial ownership interests in global securities or any other matter relating to the actions and practices of DTC or any of DTC participants or indirect DTC participants.

DTC has advised us that its current practice is to credit the accounts of the relevant DTC participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the DTC participants and the indirect DTC participants to the beneficial owners of senior debt securities will be governed by standing instructions and customary practices, will be the responsibility of the DTC participants or the indirect DTC participants and will not be the responsibility of DTC or us. We and the relevant paying agent may conclusively rely upon and will be protected in relying upon instructions from DTC or its nominee for all purposes.

DTC has advised that it will take any action permitted to be taken by a holder of senior debt securities only at the direction of one or more DTC participants to whose account with DTC interests in the senior debt securities are credited. However, DTC reserves the right to exchange the global securities for legended definitive senior debt securities and to distribute such legended senior debt securities to DTC participants.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global securities among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, DTC participants or indirect DTC participants of their respective obligations under the rules and procedures governing their operations.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.

Clearstream

Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the initial purchasers. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Transfers among DTC, Clearstream and Euroclear

Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the senior debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitation on Responsibilities

Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global securities among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global security. DTC’s records reflect only the identity of the DTC participants to whose accounts those global securities are credited, which may or may not be the beneficial owners of interests in a global security. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts global securities are credited, which also may or may not be the beneficial owners of interests in a global security. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Neither we nor any underwriters of our senior debt securities, nor any of our or their respective agents will have any responsibility for the performance by any depositary or their respective participants of their respective obligations under the rules and procedures governing their operations.

Other Clearing Systems

We may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement or free writing prospectus.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the senior debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”; each an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the senior debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), and entities whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity (referred to herein as a Plan Asset Entity), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan or Plan Asset Entity. A violation of these prohibited transaction rules may result in excise tax or other liabilities under Title I of ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”), are not subject to the prohibited transaction restrictions of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the senior debt securities by a Plan or a Plan Asset Entity with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code, unless the senior debt securities are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”), that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the acquisition or holding of the senior debt securities. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption (the “service provider exemption”) for the acquisition and disposition of securities, provided that neither the issuer of securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” (within the meaning of the service provider exemption) in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the senior debt securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Any acquiror or holder of the senior debt securities or any interest therein will be deemed to have represented by its acquisition and holding of the senior debt securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not acquiring the senior debt securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of the senior debt securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the senior debt securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under ERISA, the Code or Similar Laws, as applicable. Purchasers of the senior debt securities have exclusive responsibility for ensuring that their purchase and holding of the senior debt securities do not violate the fiduciary responsibility or prohibited transaction rules of Title I of ERISA or Section 4975 of the Code or any similar provisions of applicable Similar Laws. The sale of any senior debt securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

General

We may sell senior debt securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through the issuance of subscription rights to our existing securityholders;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitively bid transactions; and

•	through a combination of any of the foregoing methods of sale.

Any underwriter or agent involved in the offer and sale of any series of the senior debt securities will be named in the prospectus supplement.

The prospectus supplement for each series of senior debt securities will describe:

•	the terms of the offering of these senior debt securities, including the name or names of any agent or agents or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any securities exchanges on which the senior debt securities may be listed;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the senior debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these senior debt securities will be subject to conditions. The underwriters will be obligated to purchase all of the senior debt securities if any are purchased.

The senior debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these senior debt securities for whom they may act as agent. Underwriters may sell these senior debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may authorize underwriters to solicit offers by institutions to purchase the senior debt securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell senior debt securities under these delayed delivery contracts, the prospectus supplement will state the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered senior debt securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of senior debt securities offered by this prospectus will be a new issue of senior debt securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

LEGAL MATTERS

In connection with particular offerings of the senior debt securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Sullivan & Cromwell LLP as to matters of New York law and by Nishimura & Asahi as to matters of Japanese law, and for any underwriters or agents by Simpson Thacher & Bartlett LLP or other counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Takeda Pharmaceutical Company Limited as of March 31, 2020 and 2019 and for each of the three years in the period ended March 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2020, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG AZSA LLC, an independent registered public accounting firm, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing. KPMG AZSA LLC’s address is Otemachi Financial City South Tower, 9-7 Otemachi 1-Chome, Chiyoda-ku, Tokyo 100-8172, Japan.

The consolidated financial statements of Shire plc as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated by reference in this prospectus have been audited by Deloitte LLP, independent auditors, as stated in their report appearing therein, and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock corporation incorporated under the laws of Japan. Most of our directors and executive officers are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of our directors and executive officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or our directors and executive officers or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of the United States securities laws. Nishimura & Asahi, our Japanese counsel, has advised us that, in original actions or in actions for enforcement of judgments of U.S. federal or state courts brought before Japanese courts, there is in general doubt as to the enforceability of liabilities based solely on U.S. federal and state securities laws.

Our agent for service of process is Takeda Pharmaceuticals U.S.A., Inc. (or any successor thereto).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Article 330 of the Companies Act make the provisions of Section 10, Chapter 2, Book III of the Civil Code of Japan (the “Civil Code”), applicable to the relationship between Takeda and its directors. Section 10 of the Civil Code, among other things, provides in effect that:

(1) Any director of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him or her;

(2) If a director of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him or her, he or she may demand reimbursement therefor and interest thereon after the date of payment from such company;

(3) If a director of a company has assumed an obligation necessary for the management of the affairs of such company entrusted to him or her, he or she may require such company to perform it in his or her place or, if it is not due, to furnish adequate security; and

(4) If a director of a company, without any fault on his or her part, sustains damage through the management of the affairs of such company entrusted to him or her, he or she may demand compensation therefor from such company.

In accordance with Article 427, Paragraph 1 of the Companies Act and Takeda’s Articles of Incorporation, Takeda has entered into an agreement with our non-executive directors, which limit the maximum amount of their respective liabilities to Takeda to the minimum amount stipulated by applicable laws and regulations, so long as those directors act in good faith and without gross negligence in performing their duties.

Further, pursuant to Article 426, paragraph 1 of the Companies Act and our Articles of Incorporation, Takeda may exempt, by resolution of the board of directors, our directors from liabilities to Takeda arising in connection with their failure to perform their duties in good faith and without gross negligence, within the limits stipulated by applicable laws and regulations.

Takeda anticipates that any underwriting agreements and distribution agreements it will enter into in connection with the issuance of its securities will provide for indemnification of Takeda and its controlling persons against certain liabilities under the Securities Act.

Takeda has in place a directors and officers liability insurance policy, which indemnifies its directors and officers against liability arising from certain acts performed or omission thereof in their respective capacities.

Item 9.	Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.

4.1	Form of Senior Indenture between Takeda Pharmaceutical Company Limited and The Bank of New York Mellon, as Trustee.

4.2	Form of senior debt security issued under the Indenture between Takeda Pharmaceutical Company Limited and The Bank of New York Mellon, as Trustee*.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Nishimura & Asahi.

23.1	Consent of KPMG AZSA LLC.

23.2	Consent of Deloitte LLP.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.3	Consent of Nishimura & Asahi (included in Exhibit 5.2).

24.1	Power of Attorney (included on the signature page hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee for the form of Senior Indenture.

*	To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.

4.1	Form of Senior Indenture between Takeda Pharmaceutical Company Limited and The Bank of New York Mellon, as Trustee.

4.2	Form of senior debt security issued under the Indenture between Takeda Pharmaceutical Company Limited and The Bank of New York Mellon, as Trustee*.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Nishimura & Asahi.

23.1	Consent of KPMG AZSA LLC.

23.2	Consent of Deloitte LLP.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.3	Consent of Nishimura & Asahi (included in Exhibit 5.2).

24.1	Power of Attorney (included on the signature page hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee for the form of Senior Indenture.

*	To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan, on June 24, 2020.

Takeda Pharmaceutical Company Limited

By:	/s/ Costa Saroukos
	Name:	Costa Saroukos
	Title:	Director and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Costa Saroukos as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Registrant and in the capacities indicated as of June 24, 2020.

Signature	Title

/s/ Christophe Weber Christophe Weber	Representative Director, President and Chief Executive Officer (principal executive officer)

/s/ Costa Saroukos Costa Saroukos	Director and Chief Financial Officer (principal executive officer)

/s/ Gisele Dion Gisele Dion	Chief Accounting Officer and Corporate Controller (principal accounting officer)

/s/ Masato Iwasaki Masato Iwasaki	Director and President, Japan Pharma Business Unit

/s/ Andrew S. Plump Andrew S. Plump	Director and President, Research and Development

/s/ Olivier Bohuon Olivier Bohuon	External Director

Signature	Title

/s/ Ian Clark Ian Clark	External Director

/s/ Yoshiaki Fujimori Yoshiaki Fujimori	External Director

/s/ Steven Gillis Steven Gillis	External Director

/s/ Masahiro Sakane Masahiro Sakane	External Director

/s/ Toshiyuki Shiga Toshiyuki Shiga	External Director

/s/ Jean-Luc Butel Jean-Luc Butel	External Director

/s/ Shiro Kuniya Shiro Kuniya	External Director

/s/ Yasuhiko Yamanaka Yasuhiko Yamanaka	Director

/s/ Koji Hatsukawa Koji Hatsukawa	External Director

/s/ Emiko Higashi Emiko Higashi	External Director

/s/ Michel Orsinger Michel Orsinger	External Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Takeda Pharmaceutical Company Limited, has signed this Registration Statement as of June 24, 2020.

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below does hereby constitute and appoint Costa Saroukos, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Takeda Pharmaceuticals U.S.A., Inc.

By:	/s/ Paul Sundberg
	Name:	Paul Sundberg
	Title:	Assistant Secretary